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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-77235, 33-29022, 33-33458, 33-34406, 33-53777, 33-60225, 33-60227, 33-60237, 33-60815, 33-01411, 33-52931, 33-33590, 333-76914, 333-87708, 333-09055, 333-23315, 333-31305, 333-41813, 333-44981, 333-48435, 333-81157, 333-87751, 333-87859, 333-87925, 333-30424, 333-33692, 333-36510, 333-102872, 333-102870 and 333-103471) and the Registration Statements on Form S-3 (Nos. 33-49475(1), 33-31732, 33-50537, 33-65119, 33-65119(1), 333-03763, 333-21073, 333-27669, 333-40669, 333-70521, 333-32690, 33-102603, 333-37034 and 333-101034) of International Business Machines Corporation of our report dated January 16, 2003, except for note Y, as to which the date is February 21, 2003, appearing on page 42 of the 2002 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 16, 2003, except for note Y, as to which the date is February 21, 2003, on the Financial Statement Schedule, which appears on page 13 of this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 10, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS